SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                             ______________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 May 17, 2005


                         The Estee Lauder Companies Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                                11-2408943
(State or other jurisdiction of       (IRS Employer Identification No.)
incorporation or organization)


767 Fifth Avenue, New York, New York                     10153
(Address of principal executive offices)               (Zip Code)

                         Commission File Number: 1-14064

                                  212-572-4200
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)


           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

           A summary of the compensation provided to the non-employee directors of The Estee Lauder Companies Inc. (the "Company") is attached as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference. The summary reflects a revision to the compensation structure for non-employee directors approved by the Board of Directors of the Company on May 17, 2005. Effective July 1, 2005, in lieu of meeting fees of $1,500 per meeting, for Board and Committee meetings, non-employee directors will receive additional retainers of: (i) $10,000 per year for service on the Board of Directors, (ii) $8,000 per year for service on the Nominating and Board Affairs Committee, (iii) $12,000 for service on the Audit Committee, and (iv) $8,000 per year for service on the Compensation Committee. Like the $60,000 annual retainer, these retainers will be paid quarterly.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
           Year

           The Amended and Restated Bylaws of the Company, effective May 17, 2005, are attached as Exhibit 3.1 hereto and incorporated into this Item 5.03 by reference. The revisions were approved by the Board of Directors of the Company on May 17, 2005. The amendments: (i) increase the minimum age of directors from 18 to 30; (ii) limit mandatory indemnification to directors, officers and employees (previously, mandatory indemnification was provided to agents); (iii) determination of whether an indemnified person who is advanced expenses will be required to repay the advances be made by final judicial decision from which there is no further right to appeal; (iv) adding back "and the Corporation that would disqualify the Corporation's counsel from representing," to Section 1(d) of Article VI, which was inadvertently omitted in 2000, the last time the Bylaws were amended and restated, and (v) add definitions of "disinterested director" and "independent legal counsel" for purposes of indemnification.

Item 7.01  Regulation FD Disclosure

           On May 17, 2005, The Estee Lauder Companies Inc. issued a press release announcing that its Board of Directors authorized the repurchase of up to another 20.0 million shares of Class A Common Stock or about 9.0% of the total outstanding common stock. This increases the total authorization to 48.0 million shares, of which 25.5 million have been repurchased to date. The Company has a total of approximately 221.9 million common shares outstanding. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.


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
Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.         Description
-----------         -----------
   3.1              Amended and Restated Bylaws

  10.1              Summary of Compensation for Non-Employee Directors

  99.1 Press Release of The Estee Lauder Companies Inc: Estee Lauder Companies Announces Increase in Share Repurchase Program






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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 THE ESTEE LAUDER COMPANIES INC.



Date:  May 18, 2005              By:  /s/ Sara E. Moss
                                     -------------------------------------------
                                     Sara E. Moss
                                     Executive Vice President, General Counsel
                                     and Secretary











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
                         THE ESTEE LAUDER COMPANIES INC.

                                  EXHIBIT INDEX




Exhibit No.         Description
-----------         -----------
   3.1              Amended and Restated Bylaws

  10.1              Summary of Compensation for Non-Employee Directors

  99.1 Press Release of The Estee Lauder Companies Inc: Estee Lauder Companies Announces Increase in Share Repurchase Program









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